EXHIBIT 99.1

Simmons First National Corporation Completes Acquisition of Citizens National Bank

PINE BLUFF, Ark., Sept. 09, 2016 (GLOBE NEWSWIRE) -- Simmons First National Corporation (NASDAQ:SFNC) announced today the completion of the acquisition of Citizens National Bank headquartered in Athens, Tenn.  The definitive agreement to acquire the bank was previously announced in May 2016 and approval from Citizens National Bancorp, Inc. shareholders was received yesterday.

“Citizens has a long tradition of providing exemplary banking services to its customers.  We plan on continuing its commitment to its customers, associates and communities as we strengthen our presence in East Tennessee,” said George A. Makris, Jr., chairman and CEO of Simmons First National Corporation. “Combined, our organizations can go forward offering enhanced financial services as a premier community banking organization positioned for continued, long-term success.”

With the completion of this acquisition, Simmons has approximately $8.1 billion in assets, $5.3 billion in loans, $6.5 billion in deposits and more than 145 locations across Arkansas, Kansas, Missouri and Tennessee.

Citizens National Bank will temporarily remain a separate bank and continue its operations as a subsidiary of Simmons First National Corporation until it is merged into Simmons Bank. The merger and system conversion is slated to occur on Oct. 21, 2016.

“After months of planning and hard work by the associates from both banks, we are looking forward to continuing and completing the integration process,” said Marty Casteel, chairman and CEO of Simmons Bank. “Citizens customers will receive the same great service they have come to know and trust.  Our teams are working closely to ensure the transition for customers is as easy and seamless as possible.”

"Citizens is excited about the completion of its affiliation with Simmons. Our institutions share similar banking philosophies and strategies," said Citizens Chairman Paul G. Willson. "With the additional banking resources of Simmons behind Citizens, we will be able to provide significant enhancements to the banking services we have offered our customers for more than 100 years."

Citizens President Jack B. Allen will join Simmons Bank as East Tennessee community president.

About Simmons First National Corporation

Simmons First National Corporation is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $8.1 billion conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee.  The company through its subsidiaries offers comprehensive financial solutions delivered with a client-centric approach. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

About Citizens National Bank

Citizens National Bank is a national bank headquartered in Athens, Tenn., serving East Tennessee with nine locations in eight communities and offers a full range of banking and lending services.  As of June 30, 2016, Citizens had assets of $556 million.

Forward-Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements of this type speak only as of the date of this news release.  By nature, forward-looking statements involve inherent risk and uncertainties.  Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements regarding the Citizens National Bank acquisitions are based on currently available information.  Actual results could differ materially after the consummation of these acquisitions.  Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

FOR MORE INFORMATION CONTACT:

J. BURTON HICKS
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000